EXHIBIT 5

                   (LETTERHEAD OF GOTTBETTER & PARTNERS, LLP)

July 27, 2005

Nanoscience Technologies, Inc.
45 Rockefeller Plaza
Suite 2000 #43
New York, New York 10111

        RE:    NANOSCIENCE TECHNOLOGIES, INC. (THE "COMPANY")
               REGISTRATION STATEMENT ON FORM SB-2

To Whom it May Concern:

        We have acted as US corporate and securities counsel for the Company in connection with the preparation of the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by the Company, with the Securities and Exchange Commission (the "Commission"), on or about July 28, 2005, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 9,409,378 shares (the "Shares") of the Company's common stock, of which 125,000 shares are presently issued and outstanding (the "Outstanding Shares"), all of which 9,409,378 shares will be sold by certain selling security holders (the "Selling Security Holders").

        In rendering this opinion, we have examined the following:

            o the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

            o   the Company's charter documents as amended to date;

            o the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books; and

            o such other documents, instruments, certificates and corporate records, and such statutes, decisions, and issues of law as we have deemed necessary or appropriate.

        Based upon the foregoing, it is our opinion that (i) the Outstanding Shares to be sold or distributed by the Selling Security Holders pursuant to the Registration Statement are validly issued, fully paid and non-assessable; and
(ii) the other Shares to be sold by the Selling Security Holders when issued or sold in the manner described in the Registration Statement will be validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

   /s/ GOTTBETTER & PARTNERS, LLP